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                              GENEMEDICINE, INC.                   EXHIBIT 10.23

                              AMENDMENT AGREEMENT


  THIS AMENDMENT AGREEMENT (the "AMENDMENT AGREEMENT") is made as of January 31, 1998 between GeneMedicine, inc., a Delaware corporation (the "COMPANY"), and American Stock Transfer & Trust Company ("RIGHTS AGENT").

  WHEREAS, the Company and the Rights Agent entered into that certain Rights Agreement dated as of January 16, 1996 (the "RIGHTS AGREEMENT") (capitalized terms used but not defined herein shall have the meaning assigned to them in the Agreement); and

  WHEREAS, the Company and the Rights Agent desire to amend the Rights Agreement as provided below.

  NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions set forth below, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties to this Amendment Agreement hereby agree as follows:

                                   AMENDMENT

1. The third and fourth paragraphs of Section 1(a) of the Rights Agreement are amended in their entirety to read as follows:

     "In addition, Corange International Limited, a Bermudan corporation ("Corange"), shall not be deemed to be an "Acquiring Person" for purposes of this Agreement so long as Corange and any of its Affiliates or Associates have acquired the Company's Common Shares solely in accordance with the terms of (i) that certain Share Purchase Agreement between Corange and the Company dated July 17, 1995 or any documents executed in connection with or pursuant thereto (the "Share Purchase Agreement"), including without limitation Section 6.1 thereof or (ii) the Stock and Warrant Purchase Agreement (defined below); provided, however, that this paragraph shall not apply in the event that Corange or any of its Affiliates or Associates commences a tender or exchange offer to acquire 15% or more of the Common Shares of the Company then outstanding.

     Furthermore, Syntex (U.S.A.), Inc., a Delaware corporation ("Syntex"), shall not be deemed to be an "Acquiring Person" for purposes of this Agreement so long as Syntex and any of its Affiliates or Associates have acquired the Company's Common Shares solely (A) (i) upon conversion of the Series B Preferred Shares (as hereinafter defined) or (ii) upon exercise of the Warrants issued to Syntex, in each case acquired solely in accordance with the terms of that certain Stock and Warrant Purchase Agreement by and between Syntex and the Company dated April 8, 1994 or any documents executed in connection with or pursuant thereto


                                      1.
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     (the "Stock and Warrant Purchase Agreement"), or (B) in accordance with the terms of the Share Purchase Agreement (defined above); provided, however, that this paragraph shall not apply to in the event that Syntex or any of its Affiliates or Associates commences a tender or exchange offer to acquire 15% or more of the Common Shares of the Company then outstanding.

     Solely for the purposes of the foregoing, "Corange" and "Syntex" shall include any entity which acquires all or substantially all of the business or assets of each respective entity."

2. Except as modified by this Amendment Agreement, the Rights Agreement shall remain in full force and effect. This Amendment Agreement shall be deemed an amendment to the Rights Agreement and shall become effective when executed and delivered by the Company and the Rights Agent as provided under Section 27 of the Rights Agreement.


                                      2.
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     The foregoing Amendment Agreement is hereby executed as of the date first above written.

THE COMPANY:

GENEMEDICINE, INC.


By: Richard A. Waldron
    ---------------------------------------------
Title: Vice President and Chief Financial Officer
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RIGHTS AGENT:

AMERICAN STOCK TRANSFER & TRUST COMPANY


By: Herbert J. Lemmer
    ---------------------------------------------
Title: Vice President
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                                      3.